Exhibit (g)(v)
[FORM OF]
AMENDED AND RESTATED ADDENDUM TO FUND PARTICIPATION
AGREEMENT FOR CLASS 2 SHARES (FORMERLY CLASS B SHARES)
     This ADDENDUM is dated as of [Date], between [NAME OF LIFE COMPANY] (the “Life Company”), a life insurance company organized under the laws of the State of __________________, on behalf of itself and on behalf of each segregated asset account of the Life Company listed on Schedule A attached hereto (the “Variable Accounts”), which may be amended from time to time, and SUNAMERICA SERIES TRUST (“Trust”), an open-end management investment company established pursuant to the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated September 11, 1992, as amended from time to time, which is composed of the separate investment portfolio(s) of the Trust listed on Schedule B attached hereto, which may be amended from time to time (the “Portfolio(s)”).
     WHEREAS, the Trust and the Life Company have entered into a Fund Participation Agreement on behalf of the Variable Accounts (the “SAST Fund Participation Agreement”); and
     WHEREAS, the Trust has authorized the Life Company to enter into agreements with financial intermediaries to provide compensation to such financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class 2 shares of the Trust (hereinafter referred to either as a “service fee” or “account maintenance fee”); and
     WHEREAS, the Life Company may reallocate all or a portion of its account maintenance fee to such financial intermediaries; and
     WHEREAS, the Trust has adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), with respect to its Class 2 shares (the “12b-1 Plan”) that provides for a service fee that will be used to reimburse the expenditures referenced in the preceding paragraph;
     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Life Company (on behalf of itself and the Variable Account) and the Trust hereby agree as follows:
     1. The Trust agrees to pay the Life Company a service fee at the end of each month at an annual rate of 15 basis points (.15%) of the average daily net assets attributable to Class 2 shares of the Trust issued to the Life Company. The parties to this Agreement recognize and agree that the purpose of such service fee is to compensate financial intermediaries, including the Life Company, for providing services to contract holders who are indirect beneficial owners of Class 2 shares of the Trust. The parties to this Agreement further recognize and agree that such services are not intended to relate to the sale, promotion or marketing of the Class 2 shares of the Trust. Nothing herein shall prohibit the Life Company from collecting service fees in any given year, as provided hereunder, in excess of expenditures made during such year to financial intermediaries for the above-referenced purposes.
     2. In accordance with policies and procedures adopted pursuant to Rule 12b-1(h), the Portfolio (except the Cash Management Portfolio which in no event shall participate in directed brokerage programs) shall not participate in directed brokerage programs whereby a portion of the brokerage commissions generated by the Portfolio would be used to make payments to the Distributor to finance various distribution activities, including those described in the 12b-1 Plan, until and unless the prohibition of directed brokerage under Rule 12b-1(h) is lifted or modified. If Rule 12b-1 were amended to permit directed brokerage programs to pay for distribution, this Section 2 of the 12b-1 Plan shall become effective to permit directed brokerage arrangements, subject to approval by the Trustees, including the 12b-1 Trustees, and subject to the limitation that any, such payments to the Distributor shall not exceed an annual rate of 75 basis points (.75%) of the average daily net assets attributable to Class 2 shares of the Portfolio to compensate the Distributor and certain financial intermediaries (“Financial Intermediaries”) for financing activities principally intended to result in the sale of Shares of the Portfolio. The amount of the payments shall be subject to applicable laws and regulations.
     3. Life Company agrees to furnish the Trust, at least quarterly, written reports for presentation to the Board of Trustees of the Trust (the “Board”) as to amounts expended for services to contract holders who are indirect beneficial owners of Class 2 shares of the Trust and the purposes for which such expenditures were made.
     4. This Addendum shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved by the Board, including a majority of the Trustees who are not interested persons of the Trust (the “Disinterested Trustees”) as defined in the Act, who have no direct or indirect financial interest in the operation of the 12b-1 Plan or any agreement related to it (the “12b-1 Trustees”), in the manner required by the Act.
     5. This Addendum, including any payments made pursuant thereto, shall terminate automatically in the event of its assignment. This Addendum, including any payments made pursuant thereto, shall terminate with respect to a Portfolio:
(a)	at any time, without payment of any penalty, by vote of either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class 2 shares of such Portfolio, on not more than 60 days’ written notice; or

(b)	at any time, without payment of any penalty, upon a vote terminating the Rule 12b-1 Plan with respect to such Portfolio by either the Board, including a majority of the 12b-1 Trustees, or a majority of the outstanding voting securities representing the Class 2 shares of such Portfolio, on not more than 60 days’ written notice.
The termination of the Addendum with respect to any Portfolio shall not affect the continued effectiveness of the SAST Fund Participation Agreement, or the continued effectiveness of this Addendum with respect to any other Portfolio otherwise subject thereto.
     6. This Addendum shall not be amended to increase materially the amount of the service fee paid to the Life Company pursuant hereto without shareholder approval, and all material amendments to this Addendum shall be approved by vote of the Board, including a majority of the 12b-1 Trustees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[NAME OF LIFE INSURANCE COMPANY]
By:
Name:
Title:

VARIABLE SEPARATE ACCOUNT BY: [NAME OF LIFE INSURANCE COMPANY]
By:
Name:
Title:

SUNAMERICA SERIES TRUST
By:
	Name:	Nori L. Gabert
	Title:	Vice President and Secretary

Acknowledged and Agreed: AIG SUNAMERICA CAPITAL SERVICES, INC.
By:		Dated:
Name:
Title:

SCHEDULE A
Variable Account(s)

SCHEDULE B
Portfolio(s)
Aggressive Growth Portfolio
Alliance Growth Portfolio
Balanced Portfolio (formerly, SunAmerica Balanced Portfolio)
Blue Chip Growth Portfolio
Capital Growth Portfolio (formerly, Goldman Sachs Research Portfolio)
Cash Management Portfolio
Corporate Bond Portfolio
Davis Venture Value Portfolio
“Dogs” of Wall Street Portfolio
Emerging Markets Portfolio
Equity Opportunities Portfolio (formerly, Federated American Leaders Portfolio)
Foreign Value Portfolio
Fundamental Growth Portfolio (formerly, Putnam Growth: Voyager Portfolio)
Global Bond Portfolio
Global Equities Portfolio
Growth-Income Portfolio
Growth Opportunities Portfolio
High-Yield Bond Portfolio
International Diversified Equities Portfolio
International Growth and Income Portfolio
Marsico Focused Growth Portfolio (formerly, Marsico Growth Portfolio)
MFS Massachusetts Investors Trust Portfolio
MFS Total Return Portfolio
Mid-Cap Growth Portfolio (formerly, MFS Mid-Cap Growth Portfolio)
Real Estate Portfolio
Small & Mid Cap Value Portfolio
Technology Portfolio
Telecom Utility Portfolio
Total Return Bond Portfolio (formerly, Worldwide High Income Portfolio)

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